Exhibit 10.6

May 5, 2021

C3bank, National Association

Arlington Office

3727 Arlington Ave.

Riverside, CA 92506

Attn: Andrew Meitzen, SVP/Chief Risk Officer

Dear Andrew:

Reference is made to that certain (i) Business Loan Agreement of even date hereof by and between Heritage Global Inc., a Florida corporation ("Borrower") and C3bank, National Association ("Lender") (as the same heretofore may have been or hereafter may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, herein referred to as the "Loan Agreement"; capitalized terms used but not defined herein shall have the same meanings as in the Loan Agreement), (ii) Promissory Note of even date hereof, made by Borrower and payable to the order of Lender in the maximum principal amount of Ten Million and No/100 Dollars ($10,000,000.00) (as the same heretofore may have been or hereafter may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, herein referred to as the "Note"), (iii) Commercial Security Agreement of even date hereof by and among Borrower, Heritage Global Partners Inc., a California corporation ("HGP"), Heritage Global LLC, a Delaware limited liability company ("HG"), Equity Partners HG LLC, a Delaware limited liability company ("EPHG"), National Loan Exchange, an Illinois company ("NLEX"), Heritage Global Capital LLC, a Delaware limited liability company ("HGC", together with HGP, HG, EPHG and NLEX, each a "Grantor" and collectively, the "Grantors") and Lender (as the same heretofore may have been or hereafter may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, herein referred to as the "Security Agreement"), and (iv) Pledge and Security Agreement of even date hereof by and between Borrower and Lender (as the same heretofore may have been or hereafter may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, herein referred to as the "Pledge Agreement"; together with the Loan Agreement, the Note, the Security Agreement, and the other Related Documents, the "Loan Documents").

In connection with the growth and development of its business, Borrower anticipates that special purpose entities that are wholly owned by HGC (each such entity an "SPV") will enter and have entered into financing arrangements with unrelated third-parties (each such transaction, an "SPV Financing"), pursuant to which SPVs have borrowed and will borrow funds from such third-parties (each, a "Third-Party Lender"), and use the proceeds of such loans to finance the acquisition of portfolios of charged-off consumer debt by customers of HGC and its affiliates (each, a "Customer"). In connection with the foregoing, the SPVs have entered into and will enter into one or more senior credit facilities with Third-Party Lenders and have secured and will secure such by the assets of the SPVs, including without limitation the deposit accounts and accounts receivables of such SPV; HGC will fund a portion of each SPV Financing; SPVs will loan funds to Customers secured by portfolios of charged-off consumer debt; and HGC and/or SPVs will provide collection, collateral management, and related services to Third-Party Lenders in connection with SPV Financings. Additionally, an SPV entered into a receivables purchase agreement with a Third-Party Lender, in which (i) the SPV originates a loan to a borrower, (ii) then the SPV sells the loan and assigns all underlying collateral to the Third-Party Lender, (iii) then the Third-Party Lender hires HGC to service the loan, (iv) then HGC services the loan and distributes the proceeds to the Third-Party Lender, the SPV and HGC pursuant to the waterfall described in the receivable purchase agreement. Pursuant to such agreement HGC may not cease to own one hundred percent of the equity interest in the SPV.

Notwithstanding anything to the contrary set forth in the Loan Documents, Borrower and Lender agree, (i) no SPV shall be considered a subsidiary or affiliate of Borrower for the purpose of or under the terms of any Loan Document, (ii) no SPV shall be subject to the terms and conditions of the Loan Documents, (iii) Borrower and its affiliates shall not be deemed in breach of any of the representations, warranties, covenants, terms, or conditions set forth in the Loan Documents solely as a result of the execution, consummation or performance of any SPV Financing, (iv) neither HGC’s equity interest in the SPVs nor any assets owned by any SPV shall be Collateral under the Loan Documents (for the avoidance of doubt, (A) this does not amend the pledge by Borrower of its equity interest in HGC pursuant to the terms of the Pledge Agreement, and (B) all assets of HGC other than its equity interest in the SPVs shall continue to be Collateral under the Loan Documents), (v) HGC may provide “bad boy” type guarantees in connection with SPV Financings substantially similar to those set forth on Exhibit A but may not guaranty other obligations to Third-Party Lenders without the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed (for avoidance of doubt, Borrower shall not be permitted to guaranty in any manner any SPV Financing without the prior written consent of Lender), and (vi) any cash reserve covenant related to an SPV Financing shall be required to be held at HGC and not at any SPV.

In addition, notwithstanding anything to the contrary set forth in the Loan Documents, Borrower and Lender agree that NLEX may continue to maintain bank accounts with other banking institutions, provided that not less than once each month any excess funds in such accounts are transferred to a demand deposit account maintained by Borrower with C3 Bank.

This letter shall constitute a Related Document for all purposes.

[SIGNATURES FOLLOW]

Please confirm your agreement with the foregoing by signing in the space hereinafter provided.

Regards,

HERITAGE GLOBAL INC.

By: /s/ James Sklar

Name: James Sklar

Its: Executive Vice President, General Counsel and Secretary

ACCEPTED AND AGREED:

C3BANK, NATIONAL ASSOCIATION

By: /s/ Andrew Meitzen
Name: Andrew Meitzen
Title: SVP/Chief Credit & Risk Officer